Press Release

COWEN GROUP, INC. ANNOUNCES
SECOND QUARTER 2016 FINANCIAL RESULTS

New York, July 28, 2016 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2016.
Highlights
Second Quarter Financial Summary

•	GAAP revenue of $117.2 million compared to $119.6 million in the prior year period.

•
GAAP net loss attributable to common shareholders of $12.2 million or $(0.11) per diluted common share, compared to GAAP net income to common shareholders of $6.0 million or $0.05 per diluted common share in the prior year period.

•	Economic revenue, a non-GAAP measure, of $80.4 million compared to $124.4 million in the prior year period.

•
Economic loss, a non-GAAP measure, available to Cowen Group of $22.0 million or $(0.20) per diluted share, compared to economic income of $10.2 million or $0.09 per diluted share in the second quarter 2015.

•
The loss for the second quarter 2016 was attributed to a $22.2 million investment loss on invested capital, which included a $23.7 million loss in the merger arbitrage portfolio resulting from the termination of the Pfizer / Allergan merger transaction, offset by gains elsewhere in the merger arbitrage portfolio and other investment strategies.

Operating Highlights

•	Investment banking completed 22 capital market transactions and had a productive quarter in M&A advisory.

•	Brokerage revenue grew 40% year over year and included contributions from the new Cowen Credit Research and Trading businesses.

•
As of July 1, 2016, assets under management (AUM) were $13.0 billion, a $660 million decrease from April 1, 2016. The decrease was due to net redemptions of $518 million and the remaining $142 million was performance-related.

•	Book value per share was $6.24 as of June 30, 2016 compared to $6.22 as of June 30, 2015.

•	Tangible book value per share was $5.40 as of June 30, 2016 compared to $5.84 as of June 30, 2015.

•	During the quarter, the Company repurchased 725,000 shares for $2.4 million under the Company's existing share repurchase program.

•	On May 6th Cowen completed the previously announced acquisition of CRT Capital Group LLC’s credit products, credit research, special situations and emerging markets units.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, "Despite the loss, our operating businesses showed remarkable resiliency given the challenging revenue and investment environment. In an investment world increasingly occupied by passive investing, our clients are relying on us to help them find ways to outperform. We continue to experience positive traction on previous investments to grow the franchise. We are able to take advantage of opportunities that will help to drive long-term shareholder value and create a platform that will perform well over a market cycle."

2016 Second Quarter GAAP Financial Information

The following table summarizes the Company’s GAAP financial results for the three and six months ended June 30, 2016 and 2015, and three months ended March 31, 2016.

Summary GAAP Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
	2016	2015	%	2016	%	2016	2015	%

Revenue	$117.2	$119.6	(2)%	$101.0	16%	$218.3	$240.7	(9)%
Net income (loss) attributable to Cowen Group, Inc.	$(10.5)	$6.7	NM	$(3.7)	NM	$(14.2)	$23.4	NM
Preferred stock dividends	$1.7	$0.8	125%	$1.7	—%	$3.4	$0.8	350%
Net income (loss) attributable to Cowen Group, Inc. common stockholders	$(12.2)	$6.0	NM	$(5.4)	NM	$(17.6)	$22.7	NM

Earnings (loss) per share (diluted)	$(0.11)	$0.05	NM	$(0.05)	NM	$(0.16)	$0.19	NM
Note: Amounts may not add due to rounding.

GAAP Revenue

For the second quarter of 2016, GAAP revenue was $117.2 million compared to $119.6 million in the second quarter of 2015. The decline in GAAP revenue is primarily due to a year over year decline in investment banking revenue.

Employee Compensation and Benefits

Second quarter of 2016 employee compensation and benefits expenses declined $19.7 million year over year to $55.6 million. The decrease is primarily due to lower other income (loss) and GAAP revenue during the second quarter of 2016 as compared to the prior year period. The compensation to revenue ratio, including other income (loss), was 71% for the three months ended June 30, 2016, compared with 58% for the prior year period.

Interest and Dividends

Interest and dividend expenses increased $0.8 million to $6.9 million for the three months ended June 30, 2016 compared to the prior year period. This was primarily attributable to an increase in the number of debt securities held during 2016 as compared to 2015.

General, Administrative and Other Expenses

General, administrative and other expenses were $53.0 million for the three months ended June 30, 2016 compared $34.9 million in the prior year period. The increase is primarily related to loss and claim reserves, acquisition costs and other expenses related to insurance and reinsurance related policies entered into during the second quarter of 2016 related to our respective businesses which commenced at the end of the fourth quarter of 2015. Higher floor brokerage and trade execution costs, due to higher brokerage revenue, as well as increased marketing and business development expenses, legal and other professional fees and increased occupancy costs also contributed to the increase. Some of these additional expenses are related to acquisitions during late 2015 and in 2016.

Other Income (Loss)

Second quarter 2016 other income (loss) was a loss of $38.7 million compared to income of $11.4 million in the prior year period. The decrease primarily relates to a decrease in performance in the Company's own invested capital.

Income Taxes

Income tax benefit increased $15.3 million year over year in the second quarter. This change is primarily attributable to the Company's operating results.

Income (Loss) Attributable to Redeemable Non-controlling Interests

Income (loss) attributable to redeemable non-controlling interests decreased by $20.6 million to $16.7 million for the three months ended June 30, 2016 compared to the second quarter 2015. The decrease was primarily the result of losses incurred by one of our consolidated funds.

Preferred Stock Dividends

On May 19, 2015, the Company completed its offering of 120,750 shares of the Company's 5.625% Series A cumulative perpetual convertible preferred stock. Each share of the Series A Convertible Preferred Stock is entitled to dividends at a rate of 5.625% per annum. The Company may, at its option, pay dividends in cash, common stock or a combination thereof.

Capital

The Company’s stockholders’ equity as of June 30, 2016 was $770.2 million compared to $785.6 million as of June 30, 2015.

Common equity, which excludes preferred stock, was $668.8 million, or book value per share of $6.24 at June 30, 2016, compared to common equity of $684.3 million, or book value per share of $6.22 at June 30, 2015.

Tangible common equity was $578.6 million, or tangible book value per share of $5.40 at June 30, 2016, compared to tangible common equity of $641.9 million, or tangible book value per share of $5.84 at June 30, 2015. The year over year decrease in tangible common equity was attributable to cash paid for acquisitions which resulted in goodwill and intangibles assets recognized upon completion of two acquisitions in late 2015 and one acquisition in the second quarter of 2016.

Select Balance Sheet Data

(Amounts in millions, except per share information)	June 30,	March 31,	June 30,
	2016	2016	2015

Cowen Group Inc. stockholders' equity	$770.2	$782.9	$785.6
Common equity (CE)	$668.8	$681.6	$684.3
Tangible common equity (TCE)	$578.6	$598.7	$641.9

Book value per share (CE/CSO)	$6.24	$6.43	$6.22
Tangible book value (TCE/CSO)	$5.40	$5.64	$5.84

Common shares outstanding (CSO)	107.2	106.1	109.9

Reconciliation of GAAP Cowen Group Inc. stockholders' equity to tangible common equity:

Cowen Group Inc. stockholders' equity	$770.2	$782.9	$785.6
Less:
Preferred stock	101.3	101.3	101.3
Common equity (CE)	$668.8	$681.6	$684.3

Less:
Goodwill & intangibles	90.3	82.9	42.4
Tangible common equity (TCE)	$578.6	$598.7	$641.9

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses and (iv) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three and six months ended June 30, 2016 and 2015, and three months ended March 31, 2016.

Summary Economic Income (Loss) Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
	2016	2015	%	2016	%	2016	2015	%

Revenue	$80.4	$124.4	(35)%	$105.6	(24)%	$186.0	$286.1	(35)%
Economic Income (Loss)	$(22.0)	$10.2	NM	$(4.9)	NM	$(26.9)	$33.8	NM

Economic Income (Loss) per share (diluted)	$(0.20)	$0.09	NM	$(0.05)	NM	$(0.25)	$0.29	NM
Note: Amounts may not add due to rounding.

2016 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the second quarter of 2016 was $80.4 million compared to $124.4 million in the second quarter of 2015.  The decrease in Economic Income revenue was primarily attributable to a decline in investment banking and investment income which was partially offset by an increase in brokerage revenue.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
(Dollar amounts in millions)	2016	2015	%	2016	%	2016	2015	%

Investment banking	$35.3	$68.5	(48)%	$26.1	35%	$61.4	133.8	(54)%
Brokerage	49.0	34.9	40%	52.9	(7)%	101.9	70.5	45%
Management fees	16.5	16.5	0%	16.9	(2)%	33.4	33.1	1%
Incentive income	0.4	(7.8)	NM	6.9	(94)%	7.3	7.5	(3)%
Investment income	(22.2)	12.2	NM	1.9	NM	(20.3)	41.1	NM
Other revenue	1.3	0.1	NM	1.0	39%	2.3	0.1	NM
Total Revenue	$80.4	$124.4	(35)%	$105.6	(24)%	$186.0	$286.1	(35)%
Note: Amounts may not add due to rounding.

Non-interest Expenses

Second quarter 2016 non-interest expense was $96.0 million compared to $109.1 million in the prior year period. Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Second quarter 2016 compensation and benefits expense was $54.5 million compared to $74.6 million in the second quarter 2015. The decrease was due to lower revenues during the second quarter of 2016 as compared to 2015. The compensation to Economic Income revenue ratio was 68% for the second quarter 2016 compared 60% for the prior year period.

Fixed Non-Compensation Expenses

Second quarter 2016 fixed non-compensation expenses increased 10% year over year to $27.4 million. This increase was primarily due to higher communications, increased occupancy costs and increased depreciation and amortization all of which are primarily related to acquisitions during late 2015 and during 2016.

Variable Non-Compensation Expenses

Second quarter 2016 variable non-compensation expenses were $14.8 million compared to $12.0 million in the second quarter 2015. The increase is primarily related to higher floor brokerage and trade execution costs, due to higher brokerage revenue, and increased marketing and business development expenses, some of which is related to acquisitions during late 2015 and during 2016.

Interest Expense

Interest expense, which primarily relates to debt issued during the first and fourth quarters of 2014, was $4.4 million in the second quarter 2016 compared to $4.1 million in the prior year quarter.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to partners.

Alternative Investment Segment ("Ramius")

Assets Under Management

As of July 1, 2016, the Company had assets under management of $13.0 billion, a decrease of $660 million from April 1, 2016.

Management Fees and Incentive Income

For the second quarter 2016, management fees for the alternative investment segment were $15.7 million compared to $16.5 million in the prior year. The year over year decline is attributable to lower management fees from the activist business, as a result of an agreement to sell a portion of our ownership interest in the activist business back to the principals of Starboard at the end of the fourth quarter of 2015, as well as lower management fees from the alternative solutions business.

The monthly management fee run rate for the alternative investment segment in the second quarter 2016 was $5.2 million versus $5.5 million in the second quarter 2015. The segment's average annualized management fee charged in the second quarter 2016 was 0.47%, as compared to 0.51% in the prior year period.

Incentive income was $0.4 million in the second quarter 2016 compared to a loss of $7.8 million in the prior year period, which included a reversal of performance fee income from the alternative solutions business.

Investment Income

For the second quarter 2016, investment income for the segment was a loss of $16.6 million, compared to income of $9.3 million in the second quarter 2015. The decrease primarily relates to a decrease in performance of the Company's own invested capital.

Other Income

Other income for the segment was $1.5 million in the second quarter 2016, compared to $0.1 million in the prior year period. The increase was primarily related to premiums from the insurance-related business which was entered into at the end of the fourth quarter of 2015 and sublease income from additional office space.

Broker-Dealer Segment ("Cowen and Company")

Brokerage

Brokerage revenue was $49.0 million in the second quarter 2016 compared to $34.9 million in the second quarter 2015, an increase of 40% year over year. The increase was attributable to higher customer trading volumes, initiation of our prime brokerage business in the third and fourth quarters of 2015 and the initiation of our credit trading business in May 2016.

Investment Banking

In the second quarter 2016, investment banking revenue was $35.3 million, compared to $68.5 million in the second quarter 2015.  The decrease in revenue was primarily due to reduced equity underwriting activity. The average underwriting fee per transaction declined 21% during the three months ended June 30, 2016 as compared to the prior year period.

Investment Banking Revenue Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Equity Underwriting	$25.6	$59.9	$48.3	$121.3
Debt Underwriting	0.1	1.6	2.4	1.9
Advisory	9.6	7.0	10.8	10.6
Total	$35.3	$68.5	$61.4	$133.8

Investment Banking Transaction Count

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Equity Underwriting	21	39	33	86
Of which bookrun:	14	24	20	51
Debt Underwriting	1	3	3	4
Advisory	4	5	4	7
Total	26	47	40	97

Investment Income

For the second quarter 2016, investment income for the segment was a loss of $5.5 million versus income of $3.0 million in the second quarter 2015. The decrease was a result of a decrease in overall investment income which is allocated amongst the segments.

Share Repurchase Program

In the second quarter 2016, the Company repurchased 725,000 shares for $2.4 million under the Company's existing share repurchase program. Also, the Company acquired approximately 1.4 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2016 second quarter results on Thursday, July 28, 2016, at 4:30 pm EST.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 48063283.  A replay of the call will be available beginning at 7:30 pm EST July 28, 2016 through 7:30 pm EST August 4, 2016.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 48063283.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading and prime brokerage services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide. To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Group, Inc.
Stephen Lasota, Chief Financial Officer, (212) 845-7919
Nancy Wu, (646) 562-1259

Source: Cowen Group, Inc.

Cowen Group, Inc.
Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Investment banking	$35,287	$68,518	$61,434	$133,751
Brokerage	47,100	34,957	98,035	70,411
Management fees	10,649	10,266	21,679	20,650
Incentive income	428	(2,100)	1,539	272
Interest and dividends	4,105	3,159	7,758	6,242
Reimbursement from affiliates	2,241	3,502	6,128	7,144
Aircraft lease revenue	1,982	—	1,982	—
Other	13,346	704	16,071	1,372
Consolidated Funds
Interest and dividends	1,538	196	2,614	440
Other	555	406	1,030	420
Total revenue	117,231	119,608	218,270	240,702
Expenses
Employee compensation and benefits	55,627	75,328	118,808	171,192
Interest and dividends	6,944	6,095	14,254	11,874
General, administrative and other expenses	53,012	34,939	96,644	71,744
Consolidated Funds expenses	2,143	634	3,959	992
Total expenses	117,726	116,996	233,665	255,802
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	(20,218)	9,070	(17,030)	48,061
Consolidated Funds net (losses) gains	(18,440)	2,296	(18,043)	7,382
Total other income (loss)	(38,658)	11,366	(35,073)	55,443

Income (loss) before income taxes	(39,153)	13,978	(50,468)	40,343
Income tax expense/(benefit)	(11,992)	3,346	(15,312)	10,293
Net income (loss)	(27,161)	10,632	(35,156)	30,050
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(16,705)	3,916	(21,002)	6,636
Net income (loss) attributable to Cowen Group, Inc.	$(10,456)	$6,716	$(14,154)	$23,414
Preferred stock dividends	1,698	755	3,396	755
Net income (loss) attributable to Cowen Group, Inc. common stockholders	(12,154)	5,961	(17,550)	22,659

Earnings (loss) per share:
Basic	$(0.11)	$0.05	$(0.16)	$0.20
Diluted	$(0.11)	$0.05	$(0.16)	$0.19

Weighted average shares used in per share data:
Basic	107,471	111,915	106,918	111,987
Diluted	107,471	118,226	106,918	118,316

 Appendix: Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses and (iv) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•	Depreciation and amortization and

•	Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.
Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2016
(Dollar amounts in thousands)

	Three Months Ended June 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$35,287	$—		$—	$35,287
Brokerage	47,100	1,926	(e)	—	49,026
Management fees	10,649	5,422	(a)	424	16,495
Incentive income	428	151	(a)	(150)	429
Investment income	—	(22,171)	(c)	—	(22,171)
Interest and dividends	4,105	(4,105)	(c)	—	—
Aircraft lease revenue	1,982	(1,982)	(f)	—	—
Reimbursement from affiliates	2,241	(2,375)	(e)	134	—
Other revenue	13,346	(12,019)	(c)(f)	—	1,328
Consolidated Funds	2,093	—		(2,093)	—
Total revenue	117,231	(35,153)		(1,685)	80,394

Expenses
Non interest expense	108,639	(12,620)	(b)(c)(d)	—	96,019
Interest expense	6,944	(2,569)	(c)	—	4,375
Consolidated Funds	2,143	—		(2,143)	—
Total expenses	117,726	(15,189)		(2,143)	100,394

Total other income (loss)	(38,658)	20,888	(c)	17,771	—

Income tax expense/(benefit)	(11,992)	11,992	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	16,705	(484)		(18,229)	(2,008)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$(10,456)	$(11,552)		$—	$(22,008)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) excludes income taxes and acquisition related adjustments as management does not consider these items when evaluating the performance of the segment.
(c) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) and underwriting income from the Company's insurance related activities net of expenses.

(d) Economic Income (Loss) recognizes the Company's proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f) Aircraft lease revenue is shown net of expenses in other revenue for Economic Income (Loss).

Cowen Group, Inc.
Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2015
(Dollar amounts in thousands)

	Three Months Ended June 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$68,518	$—		$—	$68,518
Brokerage	34,957	(23)	(e)	—	34,934
Management fees	10,266	5,944	(a)	330	16,540
Incentive income	(2,100)	(5,839)	(a)	124	(7,815)
Investment income	—	12,215	(c)	—	12,215
Interest and dividends	3,159	(3,159)	(c)	—	—
Reimbursement from affiliates	3,502	(3,593)	(e)	91	—
Other revenue	704	(647)	(c)	—	57
Consolidated Funds	602	—		(602)	—
Total revenue	119,608	4,898		(57)	124,449

Expenses
Non interest expense	110,267	(1,179)	(b)(c)(d)	—	109,088
Interest expense	6,095	(1,950)	(c)	—	4,145
Consolidated Funds	634	—		(634)	—
Total expenses	116,996	(3,129)		(634)	113,233

Total other income (loss)	11,366	(10,049)	(c)	(1,317)	—

Income tax expense/(benefit)	3,346	(3,346)	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(3,916)	2,125		740	(1,051)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$6,716	$3,449		$—	$10,165

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) excludes income taxes and acquisition related adjustments as management does not consider these items when evaluating the performance of the segment.
(c) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) and underwriting income from the Company's insurance related activities net of expenses.

(d) Economic Income (Loss) recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.
Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2016
(Dollar amounts in thousands)

	Six Months Ended June 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$61,434	$—		$—	$61,434
Brokerage	98,035	3,858	(e)	—	101,893
Management fees	21,679	10,926	(a)	794	33,399
Incentive income	1,539	5,803	(a)	7	7,349
Investment income	—	(20,322)	(c)	—	(20,322)
Interest and dividends	7,758	(7,758)	(c)	—	—
Aircraft lease revenue	1,982	(1,982)	(f)	—	—
Reimbursement from affiliates	6,128	(6,276)	(e)	148	—
Other revenue	16,071	(13,790)	(c)(f)	—	2,281
Consolidated Funds	3,644	—		(3,644)	—
Total revenue	218,270	(29,541)		(2,695)	186,034

Expenses
Non interest expenses	215,452	(15,410)	(b)(c)(d)	—	200,042
Interest expense	14,254	(5,605)	(c)	—	8,649
Consolidated Funds	3,959	—		(3,959)	—
Total expenses	233,665	(21,015)		(3,959)	208,691

Total other income (loss)	(35,073)	13,889	(c)	21,184	—

Income tax expense/(benefit)	(15,312)	15,312	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	21,002	(2,789)		(22,448)	(4,235)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$(14,154)	$(12,738)		$—	$(26,892)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) excludes income taxes and acquisition related adjustments as management does not consider these items when evaluating the performance of the segment.
(c) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) and underwriting income from the Company's insurance related activities net of expenses.

(d) Economic Income (Loss) recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f) Aircraft lease revenue is shown net of expenses in other revenue for Economic Income (Loss).

Cowen Group, Inc.
Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2015
(Dollar amounts in thousands)

	Six Months Ended June 30, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$133,751	$—		$—	$133,751
Brokerage	70,411	47	(e)	—	70,458
Management fees	20,650	11,930	(a)	567	33,147
Incentive income	272	6,969	(a)	306	7,547
Investment income	—	41,095	(c)	—	41,095
Interest and dividends	6,242	(6,242)	(c)	—	—
Reimbursement from affiliates	7,144	(7,320)	(e)	176	—
Other revenue	1,372	(1,247)	(c)	—	125
Consolidated Funds	860	—		(860)	—
Total revenue	240,702	45,232		189	286,123

Expenses
Non interest expense	242,936	(2,686)	(b)(c)(d)	—	240,250
Interest expense	11,874	(3,707)	(c)	—	8,167
Consolidated Funds	992	—		(992)	—
Total expenses	255,802	(6,393)		(992)	248,417

Total other income (loss)	55,443	(51,719)	(c)	(3,724)	—

Income tax expense/(benefit)	10,293	(10,293)	(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(6,636)	197		2,543	(3,896)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc.	$23,414	$10,396		$—	$33,810

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) excludes income taxes and acquisition related adjustments as management does not consider these items when evaluating the performance of the segment.
(c) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) and underwriting income from the Company's insurance related activities net of expenses.

(d) Economic Income (Loss) recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.